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                                                                     EXHIBIT 3.5

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                  (INCLUDING THE CERTIFICATES OF DESIGNATIONS,
                           PREFERENCES AND RIGHTS OF
              SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK,
               SERIES C PREFERRED STOCK, SERIES D PREFERRED STOCK
                         AND SERIES E PREFERRED STOCK)
                                       OF
                                  JETFAX, INC.


     Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, JETFAX, INC., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation at a duly convened special meeting held on February 1, 1996 duly adopted the following resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation, as previously amended, (including the Certificates of Designations, Preferences and Rights of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock) of the Corporation:

          RESOLVED, that the Board of Directors of the Corporation deems it advisable and hereby declares it advisable that each of (a) the Corporation's Certificate of Designations, Preferences and Rights of Series A Preferred Stock, (b) the Corporation's Certificate of Designations, Preferences and Rights of Series B Preferred Stock, (c) the Corporation's Certificate of Designations, Preferences and Rights of Series C Preferred Stock, (d) the Corporation's Certificate of Designations, Preferences and Rights of Series D Preferred Stock and (e) the Corporation's Certificate of Designations, Preferences and Rights of Series E Preferred Stock be amended by deleting the term "$3.00" in the first paragraph of Section 7(d) of each such Certificate of Designations and replacing such with the term "$5.00" and by deleting the term "$5,000,000" in the first paragraph of Section 7(d) of each
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     such Certificate of Designations and replacing such with the term
     "$8,000,000".

          RESOLVED, that the Board of Directors of the Corporation deems it advisable and hereby declares it advisable that each of (a) the Corporation's Certificate of Designations, Preferences and Rights of Series A Preferred Stock, (b) the Corporation's Certificate of Designations, Preferences and Rights of Series B Preferred Stock, (c) the Corporation's Certificate of Designations, Preferences and Rights of Series C Preferred Stock, (d) the Corporation's Certificate of Designations, Preferences and Rights of Series D Preferred Stock and (e) the Corporation's Certificate of Designations, Preferences and Rights of Series E Preferred Stock be amended by deleting Section 7(c)(i)(1) of each such Certificate of Designations and replacing such section in its entirety in each such Certificate of Designations with the following:

               "(1)  "Additional Shares of Common Stock" shall mean all shares
                      ---------------------------------
          of Common Stock issued (or, pursuant to Subsection 7(c)(iii), deemed to be issued) by the corporation after the Original Issue Date, other than (A) shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock; (B) shares of Common Stock, not to exceed 1,915,000 issued and outstanding at any time (subject to adjustment for stock splits, recapitalizations and similar transactions), issued or issuable to officers, directors, employees or consultants of the corporation or issued pursuant to an employee or consultant stock purchase plan or employee or director option plan or other employee stock bonus arrangement (collectively, the "Plans") approved by the corporation's Board of Directors; (C) shares of the corporation's capital stock issued or issuable pursuant to those certain warrants issued pursuant to the Note Purchase Agreement between the corporation and certain investors dated as of August 3, 1994, as amended, as any of such warrants may be amended from time to time, or pursuant to any stock purchase warrants issued by the corporation in replacement of or exchange for any such warrants; (D) shares of the corporation's capital stock issued or issuable pursuant to those certain warrants issued pursuant to the Purchase and Debt Restructuring Agreement between the corporation and Ailicec International

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          Enterprises Limited dated as of August 3, 1994, as any of such warrants may be amended from time to time, or pursuant to any stock purchase warrants issued by the corporation in replacement of or exchange for any such warrants; and (E) shares of the corporation's capital stock issued or issuable pursuant to an option to Endeavor Capital Management pursuant to the corporation's letter agreement of December 15, 1993 with Endeavor Capital Management as the same may be amended."

     SECOND: Thereafter, the foregoing amendments to the Certificate of Incorporation (including the Certificates of Designations, Preferences and Rights of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock) were approved and adopted by the stockholders of the Corporation by written consent in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

     THIRD: Notice to the Corporation's stockholders has been given in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

     FOURTH: The foregoing amendments have been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, JetFax, Inc. has caused this Certificate to be executed this 9th day of February, 1996.


                                      JETFAX, INC.


                                      By: /s/Edward R. Prince III
                                          -----------------------
                                           Edward R. Prince III
                                           President

Attest: /s/Eli Morowitz
        ---------------
         Eli Morowitz
         Secretary

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STATE   OF   CALIFORNIA

COUNTY OF SAN MATEO


        I, Juliet H. Tibbetts, do hereby certify that on this 9th day of February, 1996, Edward R. Prince III personally appeared before me, who being by me duly sworn, declared that he executed the foregoing Certificate in his capacity as President of JetFax, Inc., and that the statements contained therein are true.

        GIVEN UNDER MY HAND AND SEAL OF OFFICE this 9th day of February, 1996.

                                      /s/Juliet Tibbetts
                                      ------------------
                                      Notary Public in and for the
                                      State of California


                                      Juliet Tibbetts
                                      ----------------------------
                                      Printed Name of Notary Public


                                      My Commission Expires:


                                      January 19, 1999

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